UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

FOR IMMEDIATE RELEASE	Contact:
Jenna Resnick
(617) 796-8253
https://www.rmrfunds.com/

RMR Real Estate Income Fund Changes Location of Special Meeting of Shareholders to Webcast

Special Meeting of Shareholders still to be held on April 16, 2020 at 9:30 a.m.

Newton, MA (April 6, 2020):  RMR Real Estate Income Fund (NYSE American: RIF) announced today that its special meeting of shareholders scheduled for April 16, 2020 (the “Special Meeting”) will be held by Internet webcast in order to mitigate potential risks to the health and safety of RIF’s shareholders, service providers, personnel and other stakeholders arising from the public health impact of the coronavirus outbreak (COVID-19).

Record date shareholders may participate in the Special Meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://viewproxy.com/rmrfunds/broadridgevsm/. Please have the control number located on your proxy card or voting information form available.

Beneficial owners holding their shares in the name of a brokerage firm, bank, nominee or other institution (“street name”) who wish to attend and/or vote at the Special Meeting should complete the registration process at least three days in advance of the Special Meeting to ensure that all documentation and verifications are in order. Beneficial owners holding shares in street name must provide a legal proxy from their brokerage firm, bank, nominee or other institution in order to attend and vote at the Special Meeting, and must provide verification that they are beneficial owners in order to attend, but not vote at, the Special Meeting.

The agenda for the Special Meeting is unchanged from the previous press release dated February 24, 2020, and the proxy statement and proxy card that were mailed to record date shareholders on or about that date remain valid. Shareholders of record at the close of business on November 26, 2019 are entitled to attend and vote at the Special Meeting.

If you have already voted by mail, by telephone or online, you do not need to do anything further to vote your shares. If you have any other questions about the Special Meeting or about voting, please call RIF’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IF YOU HAVE NOT YET VOTED, RIF NEEDS YOUR VOTE IMMEDIATELY.

Proxy Statement and Special Meeting of Shareholders

A copy of the RIF’s definitive proxy statement is available free of charge on the SEC’s website at www.sec.gov.   Shareholders should read the definitive proxy statement carefully because it contains important information. Shareholders should make no decision about the proposals being presented at the Special Meeting until reviewing the definitive proxy statement sent to them.

RIF and its trustees and officers, RMR Advisors LLC and its affiliates’ respective members, trustees, directors, shareholders, officers and employees, Morrow Sodali LLC and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposals being presented at the Special Meeting.  Shareholders may obtain more detailed information regarding the direct and indirect interests of the foregoing persons by reading the definitive proxy statement filed with the SEC regarding proposals being presented at the Special Meeting.

RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.

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